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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 2, 2003

                               GA FINANCIAL, INC.
                               ------------------
             (Exact name of Registrant as specified in its Charter)

 Delaware                         1-14154                 25-1780835
 --------                         -------                 ----------
(State or other              (Commission File           (IRS Employer
jurisdiction of                   Number)               Identification No.)
incorporation)



4750 Clairton Boulevard, Pittsburgh, Pennsylvania           15236
-------------------------------------------------           -----
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (412) 882-9946
                                                     --------------





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ITEM 9.   REGULATION FD DISCLOSURE
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      On April 21,  2003,  Mr.  John M.  Kish,  Chairman  of the Board and Chief
Executive Officer of GA Financial, Inc. (the "Company") was notified by Corporate Election Services, the Company's independent inspector of election, that a discrepancy existed between the number of shares stated as outstanding in the Company's Proxy Statement and the number of shares reported as voteable on the Certified Shareholder List maintained by Registrar and Transfer Company, the Company's registrar and transfer agent. The Company immediately sought to determine the cause of the discrepancy. On April 22, 2003, the Company concluded that the number of shares reported as outstanding was correct for financial reporting purposes, but excluded certain 1996 Stock-Based Compensation Plan (the "Plan") shares that are held in a trust and are voteable, but need not be reported as outstanding for financial reporting purposes. The Proxy Statement properly disclosed the outstanding shares for financial reporting purposes, but failed to disclose the additional 58,025 shares that are held in the Plan's trust and voted by the Plan's trustee. On a percentage basis, the failure to report the additional shares resulted in an understatement of voteable shares by approximately 1.1%. The Company announced this share discrepancy at its 2003 Annual Meeting of Shareholders held at 10:00 a.m. on April 23, 2003.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GA FINANCIAL, INC.


Date: May 2, 2003                   By: /s/ James V. Dionise
                                        --------------------------------------
                                        James V. Dionise
                                        Chief Financial Officer and
                                         Corporate Secretary